Exhibit 10.1

STOCK SUBSCRIPTION AGREEMENT

This STOCK SUBSCRIPTION AGREEMENT dated as of December 18, 2015 is by and between Open Joint Stock Company “Rusnano”, a company organized under the laws of the Russian Federation with its registered address at 10A prospect 60-letiya Oktyabrya, Moscow 117036, Russian Federation (the “Investor”) and Cleveland BioLabs, Inc., a Delaware corporation with its principal business address at 73 High Street, Buffalo, New York USA 14203 (the “Company”).

WHEREAS, the Company, the Investor and Panacela Labs, Inc. (“Panacela”) have entered into that certain Acknowledgement Agreement dated as of the date hereof (the “Acknowledgement Agreement”), pursuant to which the parties hereto are required to deliver this Agreement (as defined below);

WHEREAS, the Company is authorized by its Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to issue up to 160,000,000 shares of its Common Stock (as defined below);

WHEREAS, the Investor hereby offers to subscribe for and purchase, and the Company desires to provide for the subscription for and purchase of, 256,215 shares of Common Stock (the “Shares”), at $4.45 per Share (the closing market price of a share of Common Stock of the Company on the NASDAQ Capital Market as of October 13, 2015) in exchange for the Investor agreeing to apply the aggregate value of the Shares (i.e., $1,140,156.75) (the “Aggregate Value”) to satisfy partially the obligations owed by Panacela to the Investor under the Panacela Loan Documents (the “Purchase Consideration”); and

WHEREAS, the Company will derive a benefit from the partial satisfaction of Panacela’s debt because the issuance of the Shares to the Investor is in partial satisfaction of the Company’s payment obligations under that certain Stock Subscription Agreement between the Company and Panacela, dated as of the date hereof.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the Company and the Investor hereby agree as follows:

1.            Definitions.

(a)           As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified. For purposes of this definition, “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

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“Agreement” means this Stock Subscription Agreement dated as of the date hereof, and all amendments hereto made in accordance with the provisions of Section 9(b).

“Common Stock” means the Common Stock, $0.005 par value per share, of the Company.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Governmental Authority” means any United States federal, state or local or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

“Lien” means any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

“Material Adverse Effect” means any circumstance, change in or effect on the Company or any of its Subsidiaries that, individually or in the aggregate with all other circumstances, changes in, or effects on, the Company and/or its Subsidiaries is materially adverse to the business, operations, assets, liabilities, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole.

“Panacela Loan Documents” means that certain Convertible Loan Agreement, dated September 3, 2013, between the Investor and Panacela (as amended and supplemented by that certain Amendment and Supplemental Agreement No. 1 to Convertible Loan Agreement dated as of the date hereof).

“Person” means an individual, corporation, limited liability company, partnership, association, trust, joint stock company or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Securities Act” means the United States Securities Act of 1933, as amended.

“SEC” means the United States Securities and Exchange Commission.

“SEC Reports” means the reports set forth on Schedule A hereto.

“Subsidiary” or “Subsidiaries” means, with respect to any Person, any entity of which (i) securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions, (ii) more than 50% of the interest in the capital or profits of such Person or entity or (iii) more than 50% of the beneficial interest in such trust or estate, is at the time of determination directly or indirectly owned or controlled by such Person.

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(b)           The terms not defined in Section 1(a) above shall have the meanings set forth in this Agreement.

2.            Purchase and Sale of the Shares.

(a)           Commitments to Purchase the Shares. In reliance on the representations and warranties herein contained of the Investor, but subject to the terms and conditions hereinafter stated, the Company agrees to issue and sell to the Investor and the Investor, in reliance on the representations and warranties herein contained of the Company, but subject to the terms and conditions hereinafter stated, agrees to purchase from the Company the Shares, for an aggregate purchase price equal to the Purchase Consideration.

(b)           The Closing. Subject to the terms and conditions of this Agreement, the closing (the “Closing”) of the purchase and sale provided for in Section 2(a) shall take place at McGuireWoods LLP, 7 Saint Paul Street, Suite 1000, Baltimore, Maryland 21202 on December 18, 2015 or at such other date and place as the parties shall agree. At the option of the parties, documents to be delivered to the place of Closing may be delivered by electronic transmission on or before the Closing.

(c)           Deliveries. At the Closing, (i) the Investor hereby acknowledges that upon receipt of the Shares, an amount equal to the Aggregate Value shall be applied in partial satisfaction of the indebtedness by Panacela to the Investor pursuant to the Panacela Loan Documents, in accordance with the Acknowledgement Agreement, and (ii) the Company shall deliver to Rusnano the Shares in book-entry form to be purchased by the Investor pursuant to this Agreement registered in the name of the Investor, each as described in more detail in the Acknowledgement Agreement.

3.            Representations and Warranties of the Company.

The Company represents and warrants to the Investor as follows as of the Closing:

(a)           Organization, Standing, etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. The Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary or desirable, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect.

(b)           Authorization, Noncontravention. The Company has all requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement, the consummation of the transactions contemplated herein, and the fulfillment of and compliance with the respective terms, conditions and provisions hereof or of any instruments required hereby have been duly authorized by all requisite action on the part of the Company and do not and will not (i) conflict with or result in a breach of any of the terms, conditions or provisions of any (A) law or regulation of any Governmental Authority applicable to the Company or any of its Subsidiaries, (B) writ, injunction, award or decree of any court or arbitral tribunal applicable to the Company or any of its Subsidiaries, or (C) material agreement or instrument to which the Company or any of its Subsidiaries is a party, by which it is bound, or to which it is subject, (ii) result in (A) the creation or imposition of any Lien or (B) any violation of the Certificate of Incorporation or bylaws (or analogous documents) of the Company or any of its Subsidiaries or (iii) require filing with, notice to or consent of any Governmental Authority or other third Person, except as set forth in Section 3(f).

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(c)           Binding Effect. This Agreement has been duly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery by the Investor, this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that enforceability hereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance).

(d)           Capitalization, Subsidiaries.

(i)           The shares of Common Stock comprising the Shares to be purchased pursuant to this Agreement have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable and effective as of the Closing the Investor shall have valid and legal title to the Shares, free and clear of all Liens, other than restrictions on transfer pursuant to U.S. federal and state securities laws. Other than as described in the SEC Reports previously filed by the Company, (A) there are no outstanding or authorized subscriptions, warrants, options, calls, commitments or other rights or agreements to which the Company or any other Person is bound or entitled to the benefit of relating to the issuance, sale, redemption, conversion, transfer or voting of any equity interests of the Company; and (B) the issuance of the Shares will not be subject to preemptive or similar rights. Immediately following the Closing, the authorized capital stock of the Company will consist of 10,000,000 shares of Preferred Stock and 160,000,000 shares of Common Stock, of which zero (0) shares of Preferred Stock will be issued and outstanding, and following the Closing 10,987,166 shares of Common Stock will be issued and outstanding.

(ii)          The Company has no Subsidiaries other than those disclosed in the SEC Reports previously filed by the Company.

(e)           Solicitation. No form of general solicitation or general advertising was used by the Company, or, to the best knowledge of the Company, any other Person acting on its behalf, in respect of the Shares or in connection with the offer and sale of the Shares.

(f)            No Other Action. No action by, or in respect of, or filing with, any Governmental Authority is required for the execution, delivery and performance of this Agreement by the Company and acquisition of the Shares, except for the Form D filing pursuant to Rule 506 of Regulation D of the Securities Act and any notice filings required by the laws of any U.S. state or any political subdivision thereof.

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(g)           SEC Reports. The SEC Reports, as of their respective dates of filing with the SEC, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and no event or circumstances have occurred since the date of the last SEC Report that would (i) cause the Confidential Private Placement Memorandum of Panacela, dated as of December 4, 2015, as supplemented by that certain Confidential Private Placement Memorandum Supplement, dated as of December 15, 2105 to contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) require the filing with the SEC of any report, statement or schedule under the Securities Act or the Exchange Act, where such filing has not been made as of the date of this Agreement.

4.            Representations and Warranties of the Investor.

The Investor represents and warrants to the Company as follows as of the Closing:

(a)           Organization and Authority. The Investor is a joint stock company duly organized, validly existing and in good standing under the laws of the Russian Federation and has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby.

(b)           Authorization, Noncontravention. The execution and delivery of this Agreement by the Investor, the performance by the Investor of its obligations hereunder and the consummation by the Investor of the transactions contemplated hereby have been duly authorized on its part by all requisite action. The execution and delivery by the Investor of this Agreement, the consummation of the transactions contemplated herein, and the fulfillment of and compliance with the respective terms, conditions and provisions hereof or of any instruments required hereby have been duly authorized by all requisite action on the part of the Investor and do not and will not (i) conflict with or result in a breach of any of the terms, conditions or provisions of any (A) law or regulation of any Governmental Authority applicable to the Investor, (B) writ, injunction, award or decree of any court or arbitral tribunal applicable to the Investor, or (C) material agreement or instrument to which the Investor is a party, by which it is bound, or to which it is subject, (ii) result in any violation of the organizational documents of the Investor or (iii) require filing with, notice to or consent of any third Person.

(c)           Binding Effect. This Agreement has been duly executed and delivered by the Investor and (assuming due authorization, execution and delivery by the Company) constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except that enforceability hereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance).

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(d)           No Other Action. No action by, or in respect of, or filing with, any Governmental Authority is required for the execution, delivery and performance of this Agreement by the Investor.

(e)           Investment Intent. The Shares to be acquired by the Investor hereunder are being acquired for its own account and without a view to the public distribution of such Shares or any interest therein.

5.             Investment Representations. The Investor further represents and warrants to the Company as follows as of the Closing:

(a)          Shares Unregistered. Subject to Section 7, the Investor understands and acknowledges that (i) the offering and sale of the Shares to be acquired by the Investor hereunder are intended to be exempt from registration under the Securities Act pursuant to Section 4(a)(2) thereof and, accordingly, the offer and sale of the Shares have not been registered under the Securities Act, (ii) the Shares must be held indefinitely and the Investor must continue to bear the economic risk of the investment in the Shares unless the offering and sale of such Shares are subsequently registered under the Securities Act and all applicable securities laws of the states of the United States of America (“U.S. state securities laws”) or an exemption from such registration is available and (iii) a restrictive legend describing, in customary form, the limitations on transferability imposed by the Securities Act shall be placed on all Shares (whether in certificated or book-entry form) to be acquired by the Investor hereunder.

(b)           The Shares are speculative investments which involve a substantial degree of risk of loss by the Investor of its investment in the Shares.

(c)           No federal or state agency has made any findings as to the fairness of the terms of the offering of the Shares.

(d)           That the Investor is an “accredited investor” as that term is defined in Regulation D under the Securities Act and is otherwise a sophisticated, knowledgeable investor (either alone or with the aid of a purchaser representative) with adequate net worth and income for this investment. The Investor acknowledges that it has completed the Accredited Investor Certificate contained in Annex A hereto and that the information contained therein is complete and accurate as of the date hereof, and the Investor will immediately notify the Company if any such information contained therein becomes incomplete or inaccurate at any time.

(e)           That the Investor has knowledge and experience in financial and business matters, is capable of evaluating the merits and risks of an investment in the Company and its proposed activities and has carefully considered the suitability of an investment in the Company for the Investor’s particular financial situation, and has determined that the Shares are a suitable investment.

(f)            That the Investor has reviewed the information provided or available to the Investor by the Company in connection with the Investor’s decision to purchase the Shares, including but not limited to, the Company’s SEC Reports. The Investor acknowledges it is the Investor’s responsibility to conduct its own independent investigation and evaluation of the Company. That the offer to sell the Shares was communicated to the Investor by the Company in such a manner that the Investor was able to ask questions of and receive answers from the Company concerning the terms and conditions of this transaction and that at no time was the Investor presented with or solicited by any leaflet, public promotional meeting, newspaper or magazine article, radio or television advertisement or any other form of advertising or general solicitation.

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(g)           That the Investor is a joint stock company, resident in the Russian Federation, is providing a Form W-8BEN, and the Investor will notify the Company within sixty (60) days of any change to such status and of any new country of residence. The Investor agrees to provide to the Company in a timely manner any tax documentation that may be reasonably required by the Company.

(h)           That the Investor is an existing entity, and has not been organized or reorganized for the purpose of making this investment (or if not true, such fact shall be disclosed to the Company in writing).

6.             Covenants.

(a)           Investment Company Act. The Company shall take all reasonable actions necessary to remain exempt from the provisions of the Investment Company Act of 1940, as amended.

(b)           Further Action. If at any time after the date hereof any further action is reasonably necessary to carry out the purpose of this Agreement, each of the Company and the Investor agrees to use its reasonable efforts to take such further action.

(c)           Restrictions on Transfer. Prior to any proposed sale, assignment, transfer or pledge of any Shares, unless there is in effect a registration statement under the Securities Act and any applicable U.S. state securities laws covering the proposed transfer, the Investor shall give written notice to the Company of the Investor’s intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied, at the Investor’s expense with evidence satisfactory to the Company that the proposed transfer of the Shares may be effected without registration under the Securities Act or any applicable U.S. state securities laws.

(d)           Form D Filing. The Company shall properly and timely effectuate the filing of Form D pursuant to Rule 506 of the Securities Act.

(e)           Rule 144. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Shares to the public without registration, the Company agrees to make and keep available adequate current public information, as those terms are understood and defined in Rule 144, at all times from and after the date of effectiveness of the initial Registration Statement filed pursuant to this Agreement until the earlier of (i) the date that all Shares are sold, assigned or transferred by the Investor or (ii) three (3) years from the date of this Agreement.

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7.             Registration Rights.

(a)           Within sixty (60) days of the Closing, the Company shall prepare and file with the SEC a registration statement or, if a registration statement is then effective, a supplement to the prospectus contained therein, in either case covering the resale of all Shares for an offering to be made on a continuous basis pursuant to Rule 415 (or any successor provision) (the “Registration Statement”). The Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Shares on Form S-3, in which case such registration shall be on another appropriate form in accordance with the Securities Act and the Exchange Act).

(b)           The Company shall use its reasonable best efforts to keep the Registration Statement continuously effective under the Securities Act until the earlier of the date that all Shares covered by such Registration Statement have been sold or can be sold publicly without any volume limitations under Rule 144 (the “Effectiveness Period”).

8.             Registration Procedures. In connection with the Company’s registration obligations hereunder, the Company shall:

(a)           Not less than three days prior to the filing of a Registration Statement or any related prospectus or any amendment or supplement thereto, furnish to the Investor copies of all such documents proposed to be filed, which documents (other than any document that is incorporated or deemed to be incorporated by reference therein) will be subject to the review of the Investor. The Company shall reflect in each such document when so filed with the SEC such comments regarding the description of the transactions contemplated by this Agreement, the Investor and the plan of distribution as the Investor may reasonably and promptly propose no later than two business days after the Investor has been so furnished with copies of such documents as aforesaid.

(b)           (i) Prepare and file with the SEC such amendments, including post-effective amendments, to each Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective, as to the Shares for the Effectiveness Period and prepare and file with the SEC such additional Registration Statements in order to register for resale under the Securities Act all of the Shares; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any successor provision) under the Securities Act; and (iii) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Shares covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Investor thereof set forth in the Registration Statement as so amended or in such prospectus included therein as so supplemented.

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(c)           Notify the Investor as promptly as reasonably possible, and if requested by the Investor, confirm such notice in writing no later than two business days thereafter, of any of the following events: (i) the SEC issues any stop order suspending the effectiveness of any Registration Statement or initiates any proceedings for that purpose; (ii) the Company receives notice of any suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction, or the initiation or threat of any proceeding for such purpose; or (iii) the financial statements included in any Registration Statement become ineligible for inclusion therein or any Registration Statement or prospectus included therein or other document contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)           Prior to any public offering of the Shares, use reasonable best efforts to register or qualify or cooperate with the selling Investor in connection with the registration or qualification (or exemption from such registration or qualification) of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as the Investor requests in writing, to keep each such registration or qualification (or exemption therefrom) effective for so long as required, but not to exceed the duration of the Effectiveness Period, and to do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Shares covered by a Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(e)            It shall be a condition precedent to the obligations of the Company to complete the registration filing pursuant to this Agreement with respect to the Shares that the Investor furnish to the Company the information regarding itself, the Shares and the intended method of disposition of the Shares held by it as shall be reasonably required to effect the registration of such Shares under the Securities Act and shall complete and execute such documents in connection with the foregoing as the Company may reasonably request.

(f)            The Company shall pay all fees and expenses (other than all underwriting discounts, selling fees or commissions and stock transfer taxes applicable to any sale of the Shares (collectively, “Selling Expenses”)) incurred in connection with the performance of or compliance with Sections 7 and 8 of this Agreement by the Company, including without limitation (a) all registration and filing fees and expenses, including without limitation those related to filings with the SEC, any national securities exchange and in connection with applicable state securities or Blue Sky laws, (b) printing expenses (including without limitation expenses of printing certificates for the Shares), (c) messenger, telephone and delivery expenses, (d) fees and disbursements of counsel for the Company, (e) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, and (f) all listing fees to be paid by the Company to the applicable national securities exchange. All Selling Expenses incurred in connection with the sale of the Shares shall be borne by the Investor or other holder selling such Shares. The Investor or other holder of the Shares shall pay the expenses of its own counsel and other advisers.

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(g)           In addition and not in limitation of the foregoing, the Company shall as promptly as practicable:

(i)           In case of an underwritten offering, furnish to the Investor and to any underwriter of the Shares (A) an opinion of counsel for the Company addressed to such underwriter and the Investor and dated the date of the closing under the underwriting agreement (if any) (or if such offering is not underwritten, dated the effective date of the Registration Statement) and (B) “cold comfort” letters dated as of the effective date of the Registration Statement and brought down to the date of the closing under the underwriting agreement addressed to such underwriter and the Investor and signed by the independent public accountants who have audited the financial statements of the Company included in such Registration Statement, in each case such case covering substantially the same matters with respect to such Registration Statement (and the prospectus included therein) as are customarily covered in opinions of issuer’s counsel and accountants’ letters delivered to underwriters in connection with the consummation of underwritten public offerings of securities and such other matters as the Investor may reasonably request and, in the case of such accountants’ letter, with respect to events subsequent to the date of such financial statements;

(ii)          in the case of an underwritten offering, cause the senior executive officers of the Company to participate in any customary “road show” presentations that may be reasonably requested by the managing underwriter or underwriters in any such underwritten offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto;

(iii)         make available to the appropriate representatives of the underwriters, if any, and the Investor, access to such information and Company personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act, including without limitation, such reasonable and customary access to its books, records and properties and such opportunities to discuss the business and affairs of the Company with its officers and the independent public accountants who have certified the financial statements of the Company as shall be necessary, in the reasonable opinion of the Investor and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act

(h)           Underwriting Agreement. In connection with any underwritten offering of the Shares, the Company shall enter into an underwriting agreement in customary form with the underwriters for such offering, which agreement will contain such representations, warranties and covenants by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including indemnification and contribution provisions substantially to the effect and to the extent provided in Section 8(i), and agreements as to the provision of opinions of counsel and accountants’ letters to the effect and to the extent provided in Section 8(g)(i). Subject to the last sentence of this Section 8(h), the Investor on whose behalf the Shares are to be distributed by such underwriters shall be a party to any such underwriting agreement, which shall also contain such representations and warranties by the Investor and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions on the part of selling shareholders, including indemnification and contribution provisions substantially to the effect and to the extent provided in Section 8(i). All of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of the underwriters included in each such underwriting agreement shall also be made to and for the benefit of the Investor, and any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall be conditions precedent to the obligations of the Investor. The Investor shall not be required in any such underwriting agreement to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding the Investor, ownership of the Investor’s Shares, the Investor’s intended method of distribution and any written information specifically provided by the Investor for inclusion in the Registration Statement; and any liability of the Investor to any underwriter or other Person under such underwriting agreement for indemnity, contribution or otherwise shall in no case be greater than the amount of the net proceeds received by the Investor upon the sale of the Shares pursuant to the Registration Statement and in no event shall relate to anything other than information about the Investor specifically provided in writing by the Investor for use in the Registration Statement.

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(i)            Indemnification and Contribution.

(i)           Company’s Indemnification Obligations. To the extent permitted by law, the Company shall indemnify and hold harmless the Investor, its Affiliates, and each of their respective directors, officers, members, managers, partners, employees, stockholders, agents and advisors and each Person, if any, who controls the Investor within the meaning of Section 15 of the Securities Act (collectively, the “Investor Indemnified Persons”), from and against any and all losses, claims, damages and liabilities (including any legal or other costs, fees and expenses reasonably incurred in connection with defending or investigating any such action or claim, “Damages”) insofar as such Damages are caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any free writing prospectus, any preliminary prospectus or prospectus (as amended or supplemented), offering circular or other document relating to the Shares, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any other information provided by the Company, either directly or through the underwriters, to any purchaser of the Shares in connection with or at the time of sale of the Shares or any omissions of material facts that any purchaser of the Shares lacked at the time of sale of such Shares or (iv) any violation (or alleged violation) by the Company of the Securities Act, the Exchange Act, any state securities laws or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any offering covered by such registration, qualification, or compliance, except insofar as such Damages are caused by (y) any such untrue statement or omission or alleged untrue statement or omission which is based upon and in conformity with information relating to the Investor which is furnished to the Company in writing by such Investor Indemnified Person expressly for use therein; provided, that the indemnity agreement contained in this Section 8(i)(i) shall be subject to compliance with Section 8(i)(iii), and provided, further, that the foregoing exception to the indemnity agreement contained in this Section 8(i)(i) shall not apply to the extent that the Investor has furnished in writing to the Company prior to the filing of any such Registration Statement, amendment thereof, free writing prospectus, preliminary prospectus, prospectus, offering circular, amendment or supplement information expressly for use in such Registration Statement, amendment thereof, free writing prospectus, preliminary prospectus, prospectus, offering circular, amendment or supplement which corrected or made not misleading information previously furnished to the Company, and the Company failed to include such information therein or (z) the use by the Investor of an outdated, defective or otherwise unavailable prospectus after the Company has notified the Investor in writing that the prospectus is outdated, defective or otherwise unavailable for use by the Investor.

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(ii)          To the extent permitted by law, the Investor agrees to indemnify and hold harmless the Company, all Affiliates of the Company, each of their respective directors, officers, members, managers, partners, employees, stockholders, agents and advisors and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act (collectively, the “Company Indemnified Persons”), from and against any and all Damages insofar as such Damages are caused by (x) the use by the Investor of an outdated, defective or otherwise unavailable prospectus after the Company has notified the Investor in writing that the prospectus is outdated, defective or otherwise unavailable for use by the Investor or (y) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any amendment thereof, any free writing prospectus, preliminary prospectus or prospectus (as amended or supplemented), offering circular or other document relating to the Shares, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to the Investor furnished in writing by or on behalf of such Investor expressly for use in a Registration Statement, any free writing prospectus, preliminary prospectus, prospectus, offering circular, or any amendments or supplements thereto, it being understood and agreed that the only information furnished or to be furnished for use in any such Registration Statement, free writing prospectus, preliminary prospectus, prospectus, offering circular, or amendment or supplement thereto are statements specifically relating to (i) the beneficial ownership of shares of Common Stock by the Investor and its Affiliates as disclosed in the section of such document entitled “Selling Stockholders” or “Principal and Selling Stockholders” or (ii) other matters relating to the Investor required to be disclosed in response to Item 507 of Regulation S-K under the Securities Act and the Exchange Act; provided, that the Investor shall not be liable in any such case to the extent that the Investor has furnished in writing to the Company prior to the filing of the Registration Statement, free writing prospectus, preliminary prospectus, prospectus, offering circular, amendment or supplement information expressly for use in the Registration Statement, preliminary prospectus, prospectus, offering circular, amendment or supplement which corrected or made not misleading information previously furnished to the Company, and the Company failed to include such information therein. Notwithstanding any other provision of this Section 8(i), the Investor’s obligations to indemnify pursuant to this Section 8(i) in connection with any given registration shall not exceed the amount of net proceeds received by the Investor in connection with the offering of its Shares under such registration.

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(iii)         Each party indemnified under Section 8(i)(i) or 8(i)(ii) above shall, promptly after receipt of notice of a claim or action against such indemnified party in respect of which indemnity may be sought hereunder, notify the indemnifying party in writing of the claim or action and the indemnifying party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party, and shall assume the payment of all fees and expenses; provided, that the failure of any indemnified party so to notify the indemnifying party shall not relieve the indemnifying party of its obligations hereunder except to the extent that the indemnifying party is materially prejudiced by such failure to notify. In any such action, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the sole expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such indemnified party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, in which case the fees and expenses of one separate counsel (together with any required local counsel) shall be at the sole expense of the indemnifying party. It is understood that the indemnifying party shall not, other than as provided in the preceding sentence, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. The indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent, which consent shall not be unreasonably withheld or delayed, but if settled with such consent, or if there be a final judgment for the plaintiff, the indemnifying party shall indemnify and hold harmless such indemnified parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened claim or action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding and imposes no obligations on such indemnified party other than the payment of monetary damages (which damages will be paid by the indemnifying party hereunder).

(iv)         If the indemnification provided for in this Section 8(i) shall for any reason be unavailable (other than in accordance with its terms), including without limitation instances where (i) a party otherwise entitled to indemnification is judicially determined (by entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced, notwithstanding the fact that this Section 8(i) provides for indemnification, or (ii) contribution under the Securities Act may be required on the part of any party hereto, for which indemnification is provided under this Section 8(i), then the indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by the indemnified party as a result of any Damages that would otherwise be indemnifiable hereunder, in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Notwithstanding anything in this Section 8(i)(iv) to the contrary, in no event shall the Investor’s liability pursuant to this Section 8(i)(iv), when combined with the amounts paid or payable by the Investor pursuant to Section 8(i)(ii), in connection with any given registration, exceed the net proceeds received by the Investor in connection with the offering of its Shares under such registration. In addition, neither the Investor or any Affiliate thereof shall be required to pay any amount under this Section 8(i)(iv) unless such Person or entity would have been required to pay an amount pursuant to Section 8(i)(ii) if it had been applicable in accordance with its terms. The parties to this Agreement agree that it would not be just and equitable if contribution pursuant to this Section 8(i)(iv) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. If indemnification is available under this Section 8(i), the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 8(i)(i) and 8(i)(ii) without regard to the relative fault of said indemnifying parties or indemnified party.

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(v)          The obligations of the parties under this Section 8(i) shall be in addition to any liability which any party may otherwise have to any other party.

(vi)         The rights and obligations of the Company and the Investor under this Section 8(i) shall survive the Closing or any termination of this Agreement, and shall control over any inconsistent or conflicting provisions in any underwriting agreement.

9.             Miscellaneous.

(a)           Governing Law. This Subscription Agreement shall be construed, governed, interpreted and applied in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

(b)           Entire Agreement. This Agreement, together with the Acknowledgement Agreement and the Panacela Loan Documents, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede any prior or contemporaneous understandings, representations, warranties or agreements (whether oral or written).

(c)           No Waivers, Amendments. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. Any provision of this Agreement may be amended if, but only if such amendment is in writing and is signed by the Company and the Investor. Any agreement on the part of any party to any waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party.

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(d)           Successors and Assigns. This Acknowledgment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(e)           Communications. All notices, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered by hand or by Federal Express or a similar overnight courier, (ii) five business (5) days after being deposited in any United States Post Office enclosed in a postage prepaid and registered or certified envelope addressed to or (iii) when successfully transmitted by fax or e-mail (with a confirming copy of such communication to be sent as provided in clauses (i) or (ii) above) to, the party for whom intended, at the address or fax number for such party set forth below (or at such other address, fax number or e-mail address for a party as shall be specified by like notice, provided, however, that any notice of change of address, fax number or e-mail address shall be effective only upon receipt):

(i)           If to the Company:

Cleveland BioLabs, Inc.

73 High Street

Buffalo, New York USA 14203

Attention: Chief Executive Officer

Facsimile: (716) 849-6820

E-mail: notices@cbiolabs.com

With a copy to:

McGuireWoods LLP

7 Saint Paul Street, Suite 1000

Baltimore, Maryland USA 21202

Attention: Cecil E. Martin, III

Facsimile: (410) 659-4535

E-mail: cmartin@mcguirewoods.com

(ii)          If to the Investor:

OJSC “RUSNANO”

10A Prospect 60-Letiya Oktyabrya

Moscow 117036

Russian Federation

Attention: Leysan Shaydullina, Investment Manager

Facsimile: 7-495-988-5399

E-mail: Leysan.Shaydullina@rusnano.com

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With a copy to:

Dentons US LLP

1221 Avenue of Americas

New York, NY 10020-1089

USA

Attention: Olga Sandler

Facsimile: +1-212-768-6800

Email: olga.sandler@dentons.com

(f)            Survival of Provisions. The representations, warranties, covenants and agreements contained in this Agreement shall survive the consummation of the transactions contemplated hereby. This Section 9(f) shall not limit any covenant or agreement of the parties hereto which, by its terms, contemplates performance after the Closing. Without limiting the generality of the previous sentence, Section 9(g) shall survive beyond the Closing.

(g)           Expenses, Documentary Taxes. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement, or any amendment or waiver hereof.

(h)           Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

(i)            Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective, enforceable and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable under applicable law, this Agreement shall be considered divisible and such provision or portion thereof shall be deemed inoperative to the extent it is deemed invalid, illegal or unenforceable, and in all other respects this Agreement shall remain in full force and effect and such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision

(j)            No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(k)           Execution in Counterparts. This Agreement may be executed in two counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. The delivery of signed counterparts by facsimile or email transmission that includes a copy of the sending party’s signature is as effective as signing and delivering the counterpart in person, for all purposes; provided that an original of such facsimile or electronic signature shall be delivered within five (5) business days thereof.

(l)            Currency. All references to “$” in this Agreement shall be deemed to refer to U.S. dollars, the legal currency of the United States of America.

[Signatures Follow]

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IN WITNESS WHEREOF, the undersigned has executed this Stock Subscription Agreement as of the date first written above.

256,215	Open Joint Stock Company “Rusnano”
Number of Shares of Common Stock Subscribed for

	By:	/s/ Yurii Udalstov
on behalf of OJSC Rusnano Yurii Udaltsov Deputy Chairman of the Management Board of Management company RUSNANO LLC acting on the basis of a power of attorney

THE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT OR AN EXEMPTION THEREFROM IS AVAILABLE, AND THEN ONLY IN COMPLIANCE WITH THE CERTIFICATE OF INCORPORATION AND STOCKHOLDERS’ AGREEMENT.

Accepted by the Company:

CLEVELAND BIOLABS, INC.

By:	/s/ C. Neil Lyons
C. Neil Lyons, CPA
Executive Vice President & Chief Financial Officer

[Signature Page for Rusnano/CBLI Subscription Agreement]

Schedule A

SEC Reports

1.	Annual Report on Form 10-K, filed with the SEC on February 27, 2015;

2.	Current Report on Form 8-K, filed with the SEC on March 13, 2015;

3.	Current Report on Form 8-K, filed with the SEC on April 17, 2015;

4.	Current Report on Form 8-K, filed with the SEC on May 4, 2015;

5.	Quarterly Report on Form 10-Q, filed with the SEC on May 7, 2015;

6.	Current Report on Form 8-K, filed with the SEC on May 11, 2015;

7.	Current Report on Form 8-K, filed with the SEC on May 18, 2015;

8.	Current Report on Form 8-K, filed with the SEC on June 24, 2015;

9.	Current Report on Form 8-K, filed with the SEC on June 25, 2015;

10.	Current Report on Form 8-K, filed with the SEC on July 7, 2015;

11.	Current Report on Form 8-K, filed with the SEC on July 9, 2015;

12.	Current Report on Form 8-K, filed with the SEC on July 10, 2015;

13.	Current Report on Form 8-K, filed with the SEC on July 13, 2015;

14.	Quarterly Report on Form 10-Q, filed with the SEC on August 12, 2015;

15.	Current Report on Form 8-K, filed with the SEC on September 2, 2015;

16.	Current Report on Form 8-K, filed with the SEC on September 21, 2015; and

17.	Quarterly Report on Form 10-Q, filed with the SEC on November 9, 2015.

Annex A

Accredited Investor Certificate

The undersigned hereby certifies to being an “accredited investor” as that term is defined in Regulation D adopted pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The specific category(s) of accredited investor applicable to the undersigned is checked below.

☐	an individual whose individual net worth, or joint net worth with the individual’s spouse, exceeds $1,000,000 (excluding the value of the individual’s primary residence) (the term “net worth” means the excess of total assets over total liabilities).

☐	an individual who had an individual income in excess of $200,000 in each of 2013 and 2014 or joint income with that person’s spouse in excess of $300,000 in each of those years and who reasonably expects to reach the same income level in 2015.

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☐	a bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended; an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 (the “1940 Act”) or a business development company as defined in Section 2(a)(48) of the 1940 Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; or an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

☐	a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

☐	an organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Purchased Stock, with total assets in excess of $5,000,000.

☐	an individual who is a director or executive officer of the Company.

☐	a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment.

☐	an entity in which all of the equity owners are accredited investors as set forth above.

Open Joint Stock Company “Rusnano”

By:	/s/ Yurii Udalstov

on behalf of OJSC Rusnano
Yurii Udaltsov
Deputy Chairman of the Management Board
of Management company RUSNANO LLC
acting on the basis of a power of attorney

Address: 10A Prospect 60-Letiya Oktyabrya

 Moscow 117036

 Russian Federation

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